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TABLE OF CONTENTS Prospectus Supplement

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3) Registration No. 333-147809

Subject to Completion, dated December 4, 2007

Prospectus Supplement
                        , 2007
(To Prospectus dated December 4, 2007)

$

McCormick & Company, Incorporated
          % Notes due 2017

        We are offering $       million aggregate principal amount of        % Notes due 2017. We will pay interest on the notes semiannually in arrears on                        and                         of each year, beginning on                        , 2008. The notes will mature on                        , 2017. We will have the option to redeem the notes, at any time in whole or from time to time in part, at the redemption price set forth in this prospectus supplement under the section entitled "Description of Notes—Optional Redemption."

        The notes will be unsecured senior obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

        Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-3 of this prospectus supplement.

	Per Note		Total
Public offering price(1)%			$
Underwriting discount		%	$
Proceeds, before expenses, to McCormick		%	$

(1)
Plus accrued interest, if any, from                        , 2007, if settlement occurs after that date.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company on or about                        , 2007.

Joint Book-Running Managers

Wachovia Securities

Banc of America Securities LLC

SunTrust Robinson Humphrey

TABLE OF CONTENTS
Prospectus Supplement

About this Prospectus Supplement
Cautionary Note Regarding Forward-Looking Statements
Prospectus Supplement Summary
Risk Factors
Recent Developments
Use of Proceeds
Description of Notes
Certain U.S. Federal Income Tax Consequences
Underwriting
Independent Registered Public Accounting Firm
Legal Matters
Where You Can Find More Information and Incorporation by Reference
Prospectus

About this Prospectus
Cautionary Note Regarding Forward-Looking Statements
Risk Factors
Our Company
Ratio of Earnings to Fixed Charges
Use of Proceeds
Description of Debt Securities
Plan of Distribution
Experts
Legal Matters
Where You Can Find More Information and Incorporation by Reference

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the notes that we are currently offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the notes that we are currently offering. Generally, the term "prospectus" refers to both parts combined.

        You should read this prospectus supplement along with the accompanying prospectus. You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus which we deliver to you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided by this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates. The notes are being offered and sold only in jurisdictions where offers and sales are permitted.

        If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

        References to "McCormick," "we," "us" and "our" in this prospectus supplement and the accompanying prospectus are to McCormick & Company, Incorporated and its consolidated subsidiaries or, as the context may require, McCormick & Company, Incorporated only.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference in it include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.

        All statements regarding our expected financial position and operating results, our business strategy, our financing plans, our future capital requirements, forecasted demographic and economic trends relating to our industry, our ability to complete acquisitions, to realize anticipated cost savings and other benefits from acquisitions and to recover acquisition-related costs, and similar matters are forward-looking statements.

        These statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the statements. The forward-looking information is based on various factors and was derived using numerous assumptions.

        In some cases, you can identify these statements by our use of forward-looking words such as "may," "will," "would," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "project," "potential" or "intend." You should be aware that these statements only reflect our predictions. Actual events or results may differ substantially.

        Important factors that could cause our actual results to be materially different from our expectations include:

  •
  competitive conditions;

  •
  customer relationships and financial condition;

  •
  availability and cost of raw and packaging materials;

S-ii

  •
  governmental actions and political events;

  •
  general economic conditions, including fluctuations in interest and foreign currency exchange rates; and

  •
  other factors discussed in this prospectus supplement under the caption "Risk Factors."

        We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary may not contain all the information that may be important to you. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the financial statements and related notes, before making an investment decision.

The Offering

Issuer	McCormick & Company, Incorporated
Securities Offered	$ million aggregate principal amount of % Notes due 2017.
Maturity	The notes will mature on , 2017.
Interest Rate	The notes will bear interest at a rate of % per year, payable semiannually in arrears on and of each year, commencing on , 2008.
Ranking	The notes will be unsecured senior obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to:
• all of our secured indebtedness to the extent of the value of the assets securing that debt; and
• all indebtedness for money borrowed and other liabilities of our subsidiaries.
As of August 31, 2007, we had approximately $859.3 million of unsecured debt outstanding, $1.8 million of which was debt of our subsidiaries, and we had $14.4 million of secured debt outstanding.
Covenants	The Indenture governing the notes will contain covenants that will limit our ability to:
• create specified liens securing debt;
• engage in specified sale-leaseback transactions; and
• merge, consolidate or transfer our property and assets substantially as an entirety.
These covenants will apply to McCormick and, in the case of the limitations on liens and sale-leaseback transactions, to certain of our corporate subsidiaries that own principal properties, as defined in the Indenture. As of August 31, 2007, less than two percent of McCormick's consolidated total assets were held through partnerships and other non-corporate entities.

Optional Redemption	The notes will be redeemable at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points, plus in either case accrued and unpaid interest thereon to the date of redemption. See "Description of Notes—Optional Redemption."
Change of Control	If a Change of Control Triggering Event occurs, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase, as described under the heading "Description of Notes—Change of Control Redemption."
Sinking Fund	None.
Use of Proceeds	We estimate that the net proceeds to us from the offering to be approximately $ million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from the offering to repay $150 million in aggregate principal amount of our outstanding 6.8% notes due February 2008 and a portion of our outstanding commercial paper borrowings. See "Use of Proceeds."
Risk Factors	See "Risk Factors" beginning on page S-3 of this prospectus supplement for a discussion of the factors you should consider carefully before deciding to invest in the notes.

RATIO OF EARNINGS TO FIXED CHARGES

        For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income from consolidated operations before income taxes, plus fixed charges (net of capitalized interest), amortization of capitalized interest and dividends from unconsolidated subsidiaries. "Fixed charges" consist of interest, whether expensed or capitalized (including amortization of debt discount), and that portion of rental expense that is representative of interest.

		Year Ended November 30,
	Nine Months Ended August 31, 2007
		2006	2005	2004	2003	2002
Ratio of Earnings to Fixed Charges	4.81	4.90	6.53	6.86	6.89	5.94

RISK FACTORS

        Investing in our notes involves various risks. You should carefully consider the risks and uncertainties described below and the other information in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference including those risks identified under "Risk Factors" in our quarterly report on Form 10-Q for the period ended May 31, 2007 before deciding whether to purchase our notes.

Fluctuations In The Foreign Currency Markets May Negatively Impact Us.

        We are exposed to fluctuations in foreign currency cash flows primarily related to raw material purchases. Most of this exposure is due to our foreign operations needing to purchase raw materials in U.S. dollars. We are also exposed to fluctuations in the value of foreign currency investments in subsidiaries and unconsolidated affiliates and cash flows related to repatriation of these investments. Additionally, we are exposed to volatility in the translation of foreign currency earnings to U.S. dollars. Primary exposures include the U.S. dollar versus the Euro, British pound sterling, Canadian dollar, Australian dollar, Mexican peso, Chinese renminbi and Thai baht. On occasion, we may enter into forward and option contracts to manage these foreign currency risks. However, these contracts may not effectively limit or eliminate our exposure to a decline in operating results due to foreign currency exchange changes. Therefore, we cannot assure you that future exchange rate fluctuations will not have a negative impact on our business, financial position or operating results.

Increases In Interest Rates May Negatively Impact Us.

        We had total outstanding short-term borrowings of approximately $305.2 million at an average interest rate of approximately 5.3% on August 31, 2007. Our policy is to manage our interest costs using a mix of fixed and variable rate debt. We also use interest rate swaps to achieve a desired proportion of fixed and variable rate debt. We utilize derivative financial instruments to enhance our ability to manage risk, including interest rate exposures that exist as part of our ongoing business operations. We do not enter into contracts for trading purposes, nor are we a party to any leveraged derivative instrument. Our use of derivative financial instruments is monitored through regular communication with senior management and the utilization of written guidelines. However, our use of these instruments may not effectively limit or eliminate our exposure to changes in interest rates. Therefore, we cannot assure you that future interest rate increases will not have a material negative impact on our business, financial position or operating results.

Issues Regarding Procurement Of Raw Materials May Negatively Impact Us.

        Our purchases of raw materials are subject to fluctuations in market price and availability caused by weather, growing and harvesting conditions, market conditions, governmental actions and other factors beyond our control. The most significant raw materials are cheese, pepper, capsicums, garlic, onion and vanilla. While future movements of raw material costs are uncertain, we seek to mitigate the market price risk in a number of ways, including strategic raw material purchases, purchases of raw material for future delivery and customer price adjustments. We have not used derivatives to manage the volatility related to this risk. Any actions we may take in response to market price fluctuations may not effectively limit or eliminate our exposure to changes in raw material prices. Therefore, we cannot assure you that future raw material price fluctuations will not have a negative impact on our business, financial condition or operating results.

        In addition, we may have very little opportunity to mitigate the availability risk of certain raw materials due to the effect of weather on crop yield, political unrest in the producing countries, changes in governmental agricultural programs and other factors beyond our control. Therefore, we cannot provide assurance that future raw material availability will not have a negative impact on our business, financial condition or operating results.

        Further, political, socio-economic, and cultural conditions, as well as disruptions caused by terrorist activities, in developing countries create risks for food safety. Although we have adopted rigorous quality assurance and quality control procedures which are designed to ensure the safety of our imported products, we cannot assure you that such events will not have a negative impact on our business, financial condition or operating results.

There May Not Be Any Trading Market For The Notes; Many Factors Affect The Trading And Market Value Of The Notes.

        Upon issuance, the notes will not have an established trading market. We cannot assure that a trading market for the notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, the notes. These factors include:

  •
  the time remaining to the maturity of the notes,

  •
  the outstanding amount of notes,

  •
  the redemption features of the notes, and

  •
  the level, direction and volatility of market interest rates generally.

        There may be a limited number of buyers when you decide to sell the notes. This may affect the price you receive for the notes or your ability to sell the notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks involving the notes.

Our Credit Ratings May Not Reflect All Risks Of An Investment In The Notes.

        Our credit ratings may not reflect the potential impact of all risks related to the market value of the notes. However, real or anticipated changes in our credit ratings will generally affect the market value of the notes.

Our Pending Acquisition Of The Assets Of Lawry's May Pose Risks To Our Business.

        We have entered into an asset purchase agreement with Conopco, Inc. under which we agreed to purchase specified assets used in connection with the manufacturing, marketing, distributing and selling of food products under the Lawry's and Adolph's brands, including the "Lawry's®" and "Adolph's®" trade names, trademarks, and service marks, and all associated goodwill. There may be risks or costs resulting from the Lawry's acquisition that are not presently known to us. Various factors, including regulatory approval, may delay or prevent us from completing the acquisition and increase the costs associated with the acquisition. For example, we have agreed with Conopco to divest our Season-All® business if the divesture becomes necessary to obtain clearance under the Hart-Scott-Rodino Act ("HSR"). We have agreed to pay Conopco a $30 million termination fee, subject to certain limited conditions, in the event that HSR clearance is not obtained.

RECENT DEVELOPMENTS

        On November 13, 2007, we entered into an asset purchase agreement with Conopco, Inc. under which we agreed to purchase specified assets of Conopco used in connection with the manufacturing, marketing, distributing and selling of food products under the Lawry's and Adolph's brands, including the "Lawry's®" and "Adolph's®" trade names, trademarks, and service marks, and all associated goodwill.

        The purchase price for the assets is (i) $605 million in cash, subject to certain purchase price adjustments related to inventory at the time the transaction is closed, and (ii) the assumption of certain liabilities as specified in the asset purchase agreement, which we estimate to be no more than $10 million. The closing of the transaction is subject to clearance under HSR and other customary closing conditions. We expect the closing of the acquisition to occur following HSR clearance during our 2008 fiscal year. We have agreed to pay Conopco a $30.0 million termination fee, subject to certain limited conditions, in the event that HSR clearance is not obtained.

USE OF PROCEEDS

        We estimate the net proceeds to us from the offering to be approximately $                   million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from the offering to repay $150 million in aggregate principal amount of our outstanding 6.8% notes due February 2008 and a portion of our outstanding commercial paper borrowings. As of August 31, 2007, the total amount of commercial paper outstanding was approximately $303.4 million, with a weighted average interest rate of approximately 5.3% and an average maturity of approximately 200 days. The proceeds from the 6.8% notes due February 2008 were, and our outstanding commercial paper is used for general corporate purposes, including capital expenditures, acquisitions and working capital.

DESCRIPTION OF NOTES

        The following description of the particular terms of the notes we are offering supplements and, to the extent inconsistent, supersedes the description of the general terms of the debt securities set forth under the section entitled "Description of Debt Securities" in the accompanying prospectus. You should read the accompanying prospectus in conjunction with this prospectus supplement and any free writing prospectuses we provide to you. Because this is a summary, it does not contain all the information that may be important to you. You should also read the entire Indenture, including the definitions of terms, before you make any investment decision.

General

        The notes will be issued as a separate series of debt securities under the Indenture dated as of December     , 2007, between us and The Bank of New York, as Trustee, initially limited in aggregate principal amount to $       million. The Indenture does not limit the amount of debt securities that we may issue under the Indenture, and we may, without the consent of the holders of the notes, reopen this series of notes and issue additional notes on the same terms and conditions and with the same CUSIP number as the notes being offered hereby.

        The notes will be unsecured senior obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes are not guaranteed by any of our subsidiaries. The notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing that debt and to all indebtedness for money borrowed and other liabilities of our subsidiaries. As of August 31, 2007, we had approximately $859.3 million of unsecured debt outstanding, $1.8 million of which was debt of our subsidiaries, and we had $14.4 million of secured debt outstanding. Except as described below under "—Certain Covenants", the Indenture does not restrict the amount of secured or unsecured debt that we or our subsidiaries may incur.

        The notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000. Notices or demands to or upon us with respect to the notes and the Indenture may be served and, in the event that notes are issued in definitive certificated form, notes may be surrendered for payment, registration of transfer or exchange, at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, currently the office of the Trustee, located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration.

Maturity and Interest

        The notes will mature on                        , 2017. The notes will not be subject to any sinking fund provision.

        The notes will bear interest at the rate of          % per year from                        , 2007, or from the most recent date to which interest has been paid or provided for, payable semiannually in arrears on                        and                         of each year, commencing on                        , 2008, to the persons in whose names the notes are registered at the close of business on the                         or                         , as the case may be, immediately prior to such interest payment dates, regardless of whether any such regular record date is a business day. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        If any interest payment date, any redemption date, the maturity date or any other date on which the principal of or premium, if any, or interest on a note becomes due and payable falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due, and no interest shall accrue on the amount so payable for the period from and after the interest payment date, redemption date, maturity date or other date, as the case may be.

Optional Redemption

        We may redeem the notes at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

  (1)
  100% of the principal amount of the notes to be redeemed, and

  (2)
  the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus     basis points,

plus, in either case, accrued and unpaid interest thereon to the date of redemption.

        "Treasury Rate" means, with respect to any redemption date,

  •
  the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as "Statistical Release H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or

  •
  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

        "Independent Investment Banker" means Wachovia Capital Markets, LLC or Banc of America Securities LLC or either of their respective successors, or if both such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with us.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Reference Treasury Dealer" means (1) Banc of America Securities LLC or its affiliates which are primary U.S. Government securities dealers in The City of New York (a "Primary Treasury Dealer"), and its successors, and (2) three other Primary Treasury Dealers selected by us; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York time, on the third business day preceding such redemption date.

        Notice of any redemption will be mailed by first class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

        In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $1,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note.

        Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

        We will pay interest to a person other than the holder of record on the record date if we elect to redeem the notes on a date that is after a record date but on or prior to the corresponding interest payment date. In this instance, we will pay accrued interest on the notes being redeemed to, but not including, the redemption date to the same person to whom we will pay the principal of those notes.

Definitions

        "Attributable Debt" with respect to any sale leaseback transaction that is subject to the restrictions described under "Certain Covenants—Limitation On Sale and Leaseback" means the lesser of:

  •
  the total net amount of rent required to be paid during the remaining base term of the related lease or until the earliest date on which the lessee may terminate such lease upon payment of a penalty or a lump-sum termination payment (in which case the total net rent shall include such penalty or termination payment), discounted at the weighted average interest rate borne by the notes (as defined in the Indenture) under the Indenture, compounded semi-annually, or

  •
  the sale price of the property so leased multiplied by a fraction, the numerator of which is the remaining base term of the related lease and the denominator of which is the base term of such lease.

        "Consolidated Net Tangible Assets" means the total assets of McCormick and its consolidated subsidiaries, including the investment in (at equity) and the net amount of advances to and accounts receivable from corporations which are not consolidated subsidiaries less the following:

  •
  current liabilities of McCormick and its consolidated subsidiaries, including an amount equal to indebtedness required to be redeemed by reason of any sinking fund payment due in 12 months or less from the date as of which current liabilities are to be determined;

  •
  all other liabilities of McCormick and its consolidated subsidiaries other than Funded Debt, deferred income taxes and liabilities for employee post-retirement health plans other than pensions recognized in accordance with Statement of Financial Accounting Standards No. 106;

  •
  all depreciation and valuation reserves and all other reserves (except for reserves for contingencies which have not been allocated to any particular purpose) of McCormick and its consolidated subsidiaries;

  •
  the book amount of all segregated intangible assets of McCormick and its consolidated subsidiaries, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense less unamortized debt premium; and

  •
  appropriate adjustments on account of minority interests of other persons holding stock in subsidiaries.

        Consolidated Net Tangible Assets shall be determined on a consolidated basis in accordance with generally accepted accounting principles and as provided in the Indenture.

        "Funded Debt" means any indebtedness of McCormick or a Restricted Subsidiary for borrowed money having a maturity of more than 12 months from the date such indebtedness was incurred or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from the date such indebtedness was incurred at the option of the obligor.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Property" means any manufacturing or processing plant or warehouse, together with the land upon which it is erected and any fixtures and equipment comprising a part thereof, owned by us or any Restricted Subsidiary and located in the United States, the book value (net of depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing or processing plant or warehouse or any portion thereof or any such fixture or equipment (together with the land upon which it is erected and any fixtures and equipment comprising a part thereof) (i) which is financed by Industrial Development Bonds or (ii) which, in the opinion of our board of directors, is not of material importance to the total business conducted by McCormick and its Subsidiaries, taken as a whole.

        "Restricted Subsidiary" means any Subsidiary that owns, operates or leases one or more Principal Properties.

        "Subsidiary" means each corporation of which McCormick, or McCormick and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency that permits the holders of any other class or classes of securities to vote for the election of one or more directors.

Change of Control Redemption

        If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the notes as described above, holders of notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event, we will send notice of such Change of Control Offer (the "Change of Control Offer Notice") by first-class mail, with a copy to the Trustee, to each holder of notes to the address of such holder appearing in the security register or otherwise in accordance with the procedures of The

Depository Trust Company (the "Depositary") with a copy to the Trustee, with the following information:

  •
  that the Change of Control Offer is being made pursuant to the provisions of the Indenture and that all notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by us

  •
  the date of the Change of Control Triggering Event;

  •
  the date, which will be no earlier than 30 days and no later than 60 days after the date the Change of Control Offer Notice is mailed, by which we must purchase the notes (the "Change of Control Payment Date");

  •
  the price that we must pay for the notes we are obligated to purchase;

  •
  the name and address of the Trustee;

  •
  that any note not properly tendered will remain outstanding and continue to accrue interest;

  •
  that unless we default in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

  •
  the procedures for surrendering notes for payment; and

  •
  the procedures by which a holder may withdraw such a tender after it is given.

        We must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflicts.

        On the Change of Control Payment Date, we will be required, to the extent lawful, to:

  •
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the Trustee the notes properly accepted.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of us and our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase our notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of us and our subsidiaries taken as a whole to another person may be uncertain.

        We will not purchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in payment of the purchase price payable for the notes upon a Change of Control Triggering Event. Current and future agreements relating to indebtedness to which we and our subsidiaries are, and may become, party may restrict us from purchasing notes upon a Change of Control Triggering Event. If a Change of Control Triggering Event occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of lenders to permit the purchase of the notes or could attempt to refinance the borrowings that contain such a prohibition. If we do not obtain such consent or refinance such borrowings, we will remain prohibited from purchasing the notes. In addition, certain indebtedness to which we and our subsidiaries are party currently provide, and may in the future also provide, that certain change of control events with respect to us would constitute a default thereunder (including events that would constitute a Change of Control Triggering Event under the notes). If we experience a change of control that triggers a default under the terms of our or our subsidiaries' other indebtedness, we could seek a waiver of such default or seek to refinance such other indebtedness. In the event we do not obtain such a waiver or refinance the indebtedness, such default could result in amounts outstanding under such other indebtedness being declared due and payable.

        Our ability to pay cash to the holders of notes following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required purchases. The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the notes, but that could affect our capital structure or credit ratings.

        For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

        "Below Investment Grade Rating Event" means the notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies).

        "Change of Control" means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than us or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our voting stock; or (3) the first day on which a majority of the members of our Board of Directors are not Continuing Directors.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Continuing Directors" means, as of any date of determination, any member of the Company who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Moody's" means Moody's Investors Service, Inc.

        "Rating Agencies means (1) each of Moody's and S&P; and (2) if either of Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody's or S&P, or both of them, as the case may be.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

Certain Covenants

        The following covenants apply to us and to certain of our Restricted Subsidiaries. As of August 31, 2007, less than two percent of our consolidated total assets were held through partnerships and other non-corporate entities.

Limitations on Liens

        We will not, and will not permit any Restricted Subsidiary to create, assume or suffer to exist any mortgage, security interest, pledge or lien ("Lien") of or upon any Principal Property, or any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by us or any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without providing that the notes shall be secured by such Lien equally and ratably with any and all other indebtedness or obligations thereby secured, so long as such indebtedness or obligations shall be so secured.

        This restriction does not apply to:

  •
  Liens that exist on the date of the Indenture;

  •
  Liens on property of any corporation existing at the time such corporation becomes a Subsidiary;

  •
  Liens in favor of us or any Subsidiary;

  •
  Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to contract or statute or indebtedness incurred to finance all or a part of construction of or improvements to property subject to such Liens;

  •
  Liens on property existing at the time of acquisition thereof (including acquisition through merger or consolidation), and construction and improvement Liens that are entered into within 180 days from the date of such construction or improvement, provided that in the case of construction or improvement the Lien shall not apply to any property theretofore owned by us or any Restricted Subsidiary except substantially unimproved real property on which the property so constructed or the improvement is located;

  •
  mechanics' and similar Liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

  •
  Liens for taxes, assessments, or governmental charges or levies that are not delinquent or are being contested in good faith;

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  Liens arising from any legal proceedings that are being contested in good faith;

  •
  any Liens that (a) are incidental to the ordinary conduct of our business or the ownership of our properties and assets, (b) were not incurred in connection with the borrowing of money or the obtaining of advances or credit and (c) do not in the aggregate materially detract from the value of our property or the property of any Subsidiary or materially impair the use thereof in the operation of its business;

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  Liens securing industrial development or pollution control bonds; and

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  Liens for the sole purpose of extending, renewing or replacing (or successively extending, renewing or replacing) in whole or in part any of the foregoing.

Limitations on Sale and Leaseback

        Except as described below under "—Exempted Indebtedness," we will not, nor will we permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing (as lessee) by us or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal, of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) which property has been or is to be sold or transferred by us or a Restricted Subsidiary to such Person unless either:

  •
  we or such Restricted Subsidiary would be entitled, pursuant to the fifth and eleventh clauses of the covenant described under "—Limitations on Liens" above, to incur a Lien on such property without equally and ratably securing the notes; or

  •
  the net proceeds of such sale are at least equal to the fair value of such property and we will apply an amount equal to the net proceeds of such sale to the retirement (other than any mandatory retirement or payment at maturity) of (a) securities (other than any retirement prohibited by the terms of any Securities pursuant to prohibitions on advance refundings) or (b) our or a Restricted Subsidiary's Funded Debt ranking prior to or on a parity with the notes, within 120 days of the effective date of any such arrangement.

Exempted Indebtedness

        Notwithstanding the limitations on Liens and sale and leaseback transactions outlined above, we or any Restricted Subsidiary may create, assume or suffer to exist Liens or enter into sale and leaseback transactions not otherwise permitted as described above provided that at the time of such event, and after giving effect thereto, the sum of outstanding indebtedness for borrowed money of McCormick and its Restricted Subsidiaries incurred after the date of the Indenture and secured by Liens not otherwise permitted as set forth above plus the Attributable Debt in respect of such sale and leaseback transactions entered into by McCormick and its Restricted Subsidiaries after the date of the Indenture not otherwise permitted as set forth above does not exceed 15% of Consolidated Net Tangible Assets properly appearing on a consolidated balance sheet of McCormick.

Merger and Consolidation

        We covenant that we will not merge, consolidate or convey, transfer or lease our properties and assets substantially as an entirety and we will not permit any Person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless, among other things:

  •
  the successor Person is McCormick or another corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia that assumes our obligations on the notes and under the Indenture,

  •
  immediately after giving effect to such transaction, McCormick or the successor Person would not be in default under the Indenture, and

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  if, as a result of any such consolidation or merger or such conveyance, transfer or lease, any Principal Property of McCormick would become subject to a Lien that would not be permitted by the Indenture, we or such successor Person takes such steps as are necessary effectively to secure the notes equally and ratably with (or, at our option, prior to) all indebtedness secured thereby.

        Except as described above, the Indenture does not contain any provisions that would afford holders of the notes protection in the event of:

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  a highly leveraged or similar transaction involving us;

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  a change in control or a change in our management; or

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  a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the notes.

        In addition, subject to the limitations set forth above, we may, in the future, enter into certain transactions such as the sale of our properties and assets substantially as an entirety or a merger or consolidation with another entity that could increase the amount of our indebtedness or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our indebtedness, including the notes. We have no present intention of engaging in a highly leveraged or similar transaction involving us.

Events of Default

        The notes are subject to the events of default described under the section entitled "Description of Debt Securities—Events of Default" in the accompanying prospectus.

Satisfaction, Discharge and Defeasance Provisions

        The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all notes when:

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  either (a) all notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid) have been delivered to the Trustee for cancellation, or (b) with respect to all notes not theretofore delivered to the Trustee for cancellation, we have deposited or caused to be deposited with the Trustee funds or Government Obligations (as defined in the Indenture), or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for unpaid principal and interest to maturity;

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  we have paid all other sums payable by it under the Indenture;

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  we have delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the Indenture have been complied with; and

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  if the notes are not due and payable within one year of the date of such deposit or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to such Trustee as of the date of such deposit, we have delivered to the Trustee an opinion of counsel based on the fact that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling or (y), since the date of the Indenture, there has been a change in the applicable United States federal income tax law, to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

Covenant Defeasance

        The terms of the notes provide that we need not comply with certain restrictive covenants of the Indenture (including those described above under "—Certain Covenants") if, among other things:

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  we deposit in trust with the Trustee money or Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the notes when due; and

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  we deliver to the Trustee an opinion of counsel to the effect that the holders of notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred.

Modification and Waiver

        The notes are subject to provisions allowing, under some conditions, the modification or amendment of the Indenture or waiver of our compliance with some provisions of the Indenture, as described under the section entitled "Description of Debt Securities—Modification and Waiver" in the accompanying prospectus.

Book-Entry System

        The Depository Trust Company, New York, NY, or DTC, will act as securities depository for the notes. The notes will be represented by one or more registered global securities (referred to as the registered global security) registered in the name of Cede & Co. (the nominee of DTC), or such other name as may be requested by an authorized representative of DTC. Accordingly, beneficial interests in the notes will be shown on, and transfers of the notes will be effected only through, records maintained by DTC and its participants. Except in the limited circumstances described in the Indenture, owners of beneficial interests in the registered global security representing the notes will not be entitled to receive notes in definitive form and will not be considered holders of notes under the Indenture.

        DTC has advised us and the underwriters as follows: The Depository Trust Company is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (referred to as direct participants) deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers (including certain of the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (referred to as indirect participants). The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Purchases of notes under DTC's system must be made by or through direct participants, which will receive a credit for such notes on DTC's records. The ownership interest of each actual purchaser of notes represented by the registered global security (referred to as the beneficial owner) is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the registered global security representing notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive notes in definitive form, except in the event that use of the book-entry system for such notes is discontinued or upon the occurrence of certain other events described in the accompanying prospectus and in this prospectus supplement.

        To facilitate subsequent transfers, the registered global security representing notes that are deposited by direct participants is registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the registered global security with DTC and its registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the registered global security representing the notes; DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The direct or indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. (or any other DTC nominee) will consent or vote with respect to the registered global security representing the notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy (referred to as an omnibus proxy) to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

        Principal, premium, if any, and interest payments on the registered global security representing the notes will be made to Cede & Co., or such nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the Trustee on the payment date in accordance with their respective holdings shown on DTC's records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those direct and indirect participants and not of DTC, the Trustee or McCormick, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee) is the responsibility of McCormick or the Trustee, disbursement of those payments to direct participants is the responsibility of DTC, and disbursement of those payments to the beneficial owners is the responsibility of the direct and indirect participants. Neither we nor the Trustee will have any responsibility or liability for the disbursements of payments in respect of ownership interests in the notes by DTC or the direct or indirect participants or for maintaining or reviewing any records of DTC or the direct or indirect participants relating to ownership interests in the notes or the disbursement of payments in respect of the notes.

        DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us or the Trustee. Under such circumstances, and in the event that a successor securities depository is not obtained, notes in definitive form are required to be printed and delivered to each holder.

        We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, notes in definitive form will be printed and delivered.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Same-Day Funds Settlement System and Payment

        We will make all payments of principal and interest in immediately available funds.

        Secondary trading in long-term notes of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the notes will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following summary describes certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes by beneficial owners of the notes. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury regulations, rulings and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The discussion applies only to beneficial owners who acquire the notes in this offering at the initial offering price and who will hold the notes as capital assets within the meaning of Section 1221 of the Code. This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders of the notes in light of their particular circumstances or to holders subject to special rules (such as broker-dealers, banks or other financial institutions, insurance companies, partnerships, tax-exempt organizations, persons that have a functional currency other than the U.S. dollar, certain U.S. expatriates and persons who hold the notes as part of a straddle, hedging or conversion transaction). This summary does not address the effects of any state, local or non-U.S. tax laws. Prospective holders should consult their tax advisors as to the particular tax consequences to them of acquiring, holding or disposing of the notes.

        For purposes of the following discussion, a "U.S. holder" is a beneficial owner of a note that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident alien of the U.S.;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any State thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (a) a court within the U.S. is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) the trust was in existence on August 20, 1996 and it has a valid election to be treated as a U.S. person in effect under applicable U.S. Treasury regulations.

        For purposes of the following discussion, a "non-U.S. holder" means a beneficial owner of a note (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

        If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the U.S. federal income tax consequences of owning and disposing of a note.

U.S. Holders

        Payments of Interest.    Interest paid with respect to the notes will generally be taxable to a U.S. holder as ordinary income at the time accrued or received, in accordance with such U.S. holder's regular method of accounting for U.S. federal income tax purposes.

        Disposition of Notes.    Upon the sale, exchange, redemption, retirement or other disposition of a note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other disposition (except to the extent of accrued but unpaid interest not previously included in income, which will be taxable as ordinary income) and such holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note is generally equal to the cost of the note to such holder, reduced by any payments of principal on the note. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if a U.S. holder has held the note for more than one year. Certain U.S. holders (including individuals) are eligible for a preferred rate of tax in respect to long term capital gain. The deductibility of capital losses by U.S. holders is subject to limitations.

        Satisfaction and Discharge.    If we were to obtain a discharge of the Indenture within one year of maturity or redemption date with respect to all of the notes then outstanding, as described in this prospectus supplement under "Description of Notes—Satisfaction, Discharge and Defeasance Provisions," such discharge would generally be deemed to constitute a taxable exchange of the notes outstanding for other property. In such case, a U.S. holder would be required to recognize capital gain or loss in connection with such deemed exchange. In addition, after such deemed exchange, a U.S. holder might also be required to recognize income from the property deemed to have been received in such exchange over the remaining life of the transaction in a manner or amount that is different than if the discharge had not occurred. U.S. holders should consult their tax advisors as to the specific consequences arising from a discharge in their particular situations.

Non-U.S. Holders

        Payments of Interest.    In general, U.S. federal income or withholding tax will not apply to any payment of interest on a note to a non-U.S. holder if the interest is not effectively connected with the non-U.S. holder's conduct of a trade or business within the U.S. and such interest qualifies for the "portfolio interest exemption." The portfolio interest exemption generally will be met if the non-U.S. holder:

  •
  does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

  •
  is not a controlled foreign corporation that is related to us through stock ownership within the meaning of the Code;

  •
  is not a bank that received the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  either (a) provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person, on an IRS Form W-8BEN or successor form, or (b) holds its notes through various foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations.

        Special certification and other rules apply to certain non-U.S. holders that are pass-through entities rather than individuals or corporations, particularly entities treated as partnerships for U.S. federal income tax purposes, and to non-U.S. holders acting as (or holding notes through) intermediaries.

        If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN, or successor form, claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (ii) IRS Form W-8ECI, or successor form, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the U.S.

        If a non-U.S. holder is engaged in a trade or business in the U.S. and interest on a note is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then such non-U.S. holder (although exempt from the 30% withholding tax) will generally be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the U.S.. For this purpose, interest will be included in earnings and profits.

        Disposition of Notes.    Subject to the discussion of backup withholding below, U.S. federal income or withholding tax will not apply to any gain that a non-U.S. holder realizes on the sale, exchange, redemption, retirement or other disposition of a note unless (i) that gain is effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. holder or (ii) the non-U.S. holder is an individual who is present in the U.S. for a period or periods aggregating 183 days or more in the taxable year of that disposition and other conditions are met. If (i) applies, the non-U.S. holder will be subject to U.S. federal income tax on the net gain derived from the disposition in the same manner as if the non-U.S. holder were a U.S. person, and if the non-U.S. holder is a corporation, such non-U.S. holder may also be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) as described above. If (ii) applies, such non-U.S. holder will be subject to a flat 30% tax in the gain derived from the sale, exchange, redemption, retirement or other disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the U.S.

Information Reporting and Backup Withholding

        U.S. Holders.    In general, information reporting requirements will apply to payments of principal and interest made on the notes to, and to the proceeds of the sale of the notes within the U.S. by certain non-corporate U.S. holders of notes and backup withholding at the applicable rate (currently 28%) will apply to these payments if the U.S. holder (i) fails to provide an accurate taxpayer identification number in the manner required or (ii) is notified by the Internal Revenue Service ("IRS") that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

        Non-U.S. Holders.    Information returns will be filed with the IRS in connection with payments on the notes, and may be filed in connection with the receipt of proceeds from the sale or other disposition of the notes. Copies of the information returns may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

        In general, subject to the discussion above under "Non-U.S. Holders—Payments of Interest," a non-U.S. holder will not be subject to backup withholding with respect to payments that we make to the non-U.S. holder, provided that we do not have actual knowledge that the non-U.S. holder is a U.S. person and the non-U.S. holder has given us the statement or provided the certifications described above under "Non-U.S. Holders—Payments of Interest."

        In addition, subject to the discussion above under "Non-U.S. Holders—Disposition of Notes," a non-U.S. holder will not be subject to backup withholding with respect to the proceeds of the sale or other disposition of a note within the U.S. or conducted through certain U.S.-related financial intermediaries if the payor receives the statements or certifications described above and does not have actual knowledge that the non-U.S. holder is a U.S. person, as defined under the Code, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

        Investors should consult their tax advisors concerning the applicability of the above tax consequences to their particular situations, including the necessity of satisfying various certification requirements, and concerning the applicability of other taxes, such as estate taxes and state and local taxes.

UNDERWRITING

        Under the terms of, and subject to the conditions contained in, an underwriting agreement dated as of            , 2007, each underwriter listed below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the notes set forth opposite such underwriter's name.

Underwriter	Principal Amount of Notes
Wachovia Capital Markets, LLC	$
Banc of America Securities LLC
SunTrust Robinson Humphrey, Inc.

Total	$

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes offered hereby are subject to certain conditions and that the underwriters are obligated to purchase all of the notes in the offering if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitment of the non-defaulting underwriter may be increased or the offering of the notes may be terminated.

        We have been advised by the underwriters that they propose to offer the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such prices less a concession not in excess of            % of the principal amount of the notes. The underwriters may allow, and such dealers may re-allow, a concession not in excess of            % of the principal amount of the notes to certain other dealers. After the initial public offering, the underwriters may change the offering price and other selling terms.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of those liabilities.

        We estimate that our share of the total expenses of this offering, excluding underwriting discounts, will be approximately $150,000.

        The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included in any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

        In connection with the offering of the notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities at any time without notice.

        The underwriters and their affiliates have provided from time to time, and may continue to provide, in the ordinary course of business, investment banking, commercial banking, financial and other services to us, for which we have paid and intend to pay customary fees. In particular, the affiliates of some of the underwriters are participants in our bank credit facility described in our filings with the Securities and Exchange Commission.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters; or

  (d)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an offer of notes to the public in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each underwriter has represented and agreed that:

  (a)
  (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by us;

  (b)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (c)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements of McCormick & Company, Incorporated and subsidiaries incorporated by reference in McCormick & Company, Incorporated's Annual Report (Form 10-K) for the year ended November 30, 2006 (including the schedule appearing therein), and McCormick & Company, Incorporated management's assessment of the effectiveness of internal control over financial reporting as of November 30, 2006 incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

        Certain legal matters in connection with the notes will be passed upon for McCormick by Hogan & Hartson LLP, Washington, D.C. The underwriters have been represented by Shearman & Sterling LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. You many obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our SEC filings are also available through our website at www.mccormick.com. Information on or connected to our website does not constitute a part of this prospectus.

        This prospectus supplement is part of a registration statement that we have filed with the SEC. The SEC allows us to "incorporate by reference" into this prospectus supplement information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede that information. We incorporate by reference the document listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering of securities has been completed:

  •
  our Annual Report on Form 10-K for the year ended November 30, 2006;

  •
  our Quarterly Reports on Form 10-Q, for the quarterly periods ended February 28, 2007, May 31, 2007 and August 31, 2007;

  •
  our Current Reports on Form 8-K, filed on December 12, 2006, December 18, 2006, January 24, 2007 (relating to the appointment of a new director), July 2, 2007, October 1, 2007, October 30, 2007 and November 16, 2007 (except for portions of such reports which were deemed to be furnished and not filed); and

  •
  the definitive proxy statement for our 2006 annual meeting of shareholders.

        You may obtain a copy of these filings at no cost, by writing to or telephoning us at the following address:

        McCormick & Company, Incorporated
Attn: Office of the Treasurer
18 Loveton Circle
Sparks, Maryland 21152
(Telephone: 410-771-7301)

        You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. This prospectus supplement is an offer to sell or buy only the securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of the date of this prospectus supplement.

PROSPECTUS

        McCormick & Company, Incorporated

        Debt Securities

        We may from time to time issue Debt Securities. This prospectus may not be used to sell Debt Securities unless accompanied by a prospectus supplement. The accompanying prospectus supplement will specify the terms of the Debt Securities.

        We may sell these Debt Securities through agents designated from time to time, through underwriters or dealers or we may sell them directly ourselves. The names of the underwriters or agents will be set forth in the accompanying prospectus supplement.

        See "Risk Factors" on page 3 herein and, if applicable, in the accompanying prospectus supplement for risks relating to an investment in our Debt Securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 4, 2007

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this process, we may offer and sell Debt Securities in one or more offerings.

        We have not authorized anyone to give any information or to make any representations concerning the Debt Securities we may offer except those which are in this prospectus, the prospectus supplement which is delivered with this prospectus or any free writing prospectus which may be incorporated by reference into this prospectus or such prospectus supplement. If anyone gives any other information or representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the Debt Securities which are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy Debt Securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of Debt Securities, as an indication that there has been no change in our affairs since the date of this prospectus.

        This prospectus and any accompanying prospectus supplement or free writing prospectus which we have authorized, or which are incorporated by reference into this prospectus or such prospectus supplement, do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC's rules and regulations. For further information, we refer you to the registration statement on Form S-3 filed on December 4, 2007, which can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information and Incorporation by Reference." The registration statement also includes exhibits. Statements contained in this prospectus and any accompanying prospectus supplement or free writing prospectus which we have authorized, or which are incorporated by reference into this prospectus or such prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters.

        This prospectus provides you with a general description of the Debt Securities we may offer. Each time we sell any of the Debt Securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement or free writing prospectus may also add, update or change any information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the heading "Where You Can Find More Information and Incorporation by Reference."

        When we refer to "McCormick," "we," "us" or "our" in this prospectus, we mean McCormick & Company, Incorporated and its subsidiaries or, as the context may require, McCormick & Company, Incorporated only.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in it include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.

        All statements regarding our expected financial position and operating results, our business strategy, our financing plans, our future capital requirements, forecasted demographic and economic trends relating to our industry, our ability to complete acquisitions, to realize anticipated cost savings and other benefits from acquisitions and to recover acquisition-related costs, and similar matters are forward-looking statements.

        These statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the statements. The forward-looking information is based on various factors and was derived using numerous assumptions.

        In some cases, you can identify these statements by our use of forward-looking words such as "may," "will," "would," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "project," "potential" or "intend." You should be aware that these statements only reflect our predictions. Actual events or results may differ substantially.

        Important factors that could cause our actual results to be materially different from our expectations include:

  •
  competitive conditions;

  •
  customer relationships and financial condition;

  •
  availability and cost of raw and packaging materials;

  •
  governmental actions and political events;

  •
  general economic conditions, including fluctuations in interest and foreign currency exchange rates; and

  •
  other factors discussed in this prospectus under the caption "Risk Factors."

        We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

        An investment in our Debt Securities involves a high degree of risk. We urge you to carefully consider the risks incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of Debt Securities, before making an investment decision, including those risks identified under "Risk Factors" in our quarterly report on Form 10-Q for the period ended May 31, 2007, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks, including those that related to any particular Debt Securities we offer, may be included in the applicable prospectus supplement or free writing prospectus which we have authorized, or which are incorporated by reference into this prospectus or such prospectus supplement.

        Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our Debt Securities could decline due to any of these risks. In addition, please read "Cautionary Note Regarding Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus or in any prospectus supplement used in connection with an offering of Debt Securities. Additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations or cause the price of our Debt Securities to decline.

OUR COMPANY

        We are a diversified specialty food company and a global leader in the manufacture, marketing and distribution of spices, herbs, seasoning blends and other flavors to the entire food industry. Our major sales, distribution and production facilities are located in North America and Europe. Additional facilities are located in Mexico, Central America, Australia, China, Singapore, Thailand and South Africa.

        We operate in two business segments: consumer and industrial. The consumer segment sells spices, herbs, extracts, seasoning blends, sauces, marinades and specialty foods to the consumer food market under a variety of brands, including "McCormick," "Zatarain's," "Simply Asia" and "Thai Kitchens" in the US, "Ducros," "Vahine" and "Silvo" in continental Europe, "Club House" in Canada and "Schwartz" in the U.K. The industrial segment sells seasoning blends, natural spices and herbs, wet flavors, coating systems and compound flavors to food manufacturers and the food service industry, served both directly and indirectly through distributors.

        We have a worldwide workforce of approximately 7,400 employees as of the date of this prospectus and our principal executive offices are located at 18 Loveton Circle, Sparks, Maryland 21152 (telephone: 410-771-7301).

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges were 4.81 for the nine months ended August 31, 2007 and 4.90, 6.53, 6.86, 6.89 and 5.94 for the fiscal years ended November 30, 2006, 2005, 2004, 2003 and 2002, respectively. For the purpose of this ratio, "earnings" consist of income from consolidated operations before income taxes, plus fixed charges (net of capitalized interest), amortization of capitalized interest and dividends from unconsolidated subsidiaries. "Fixed charges" consist of interest, whether expensed or capitalized (including amortization of debt discount), and that portion of rental expense that is representative of interest.

USE OF PROCEEDS

        Except as may be described otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the Debt Securities under this prospectus for general corporate purposes, including refinancing existing indebtedness, future acquisitions, capital expenditures and working capital. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in short-term or marketable securities.

DESCRIPTION OF DEBT SECURITIES

        The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The Debt Securities are to be issued under an Indenture (the "Indenture"), to be entered into between McCormick and The Bank of New York, as trustee (the "Trustee"), a copy of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. We will include in a supplement to this prospectus and/or in a free writing prospectus or pricing supplement authorized by us, or which are incorporated by reference into this prospectus or such prospectus supplement, the specific terms of each series of Debt Securities being offered. The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture (including any amendments or supplements we may enter into from time to time) and the Debt Securities. Capitalized terms are defined in the Indenture unless otherwise defined herein. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference.

General

        The Indenture does not limit the amount of Debt Securities which can be issued thereunder and provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by us. The Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of McCormick.

        Reference is hereby made to the prospectus supplement relating to the applicable series of Debt Securities for the terms of such Debt Securities, including where applicable:

  •
  the title of the securities of the series;

  •
  any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered under the Indenture;

  •
  the date or dates on which the principal of the securities is payable;

  •
  the rate or rates at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

  •
  the place or places where the principal of (and premium, if any) and interest on securities of the series shall be payable, any securities of that series may be surrendered for exchange and notices and demands to or upon McCormick in respect of the securities of that series and the Indenture may be served;

  •
  the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series may be redeemed, in whole or in part, at the option of McCormick;

  •
  the obligation, if any, of McCormick to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  if other than denominations of $1,000 or any integral multiple thereof, the denominations in which securities of the series shall be issuable;

  •
  if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture;

  •
  any Events of Default and covenants of McCormick with respect to the securities of that series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the Indenture;

  •
  if other than the currency of the United States of America, the currency or currency unit in which payment of the principal of (and premium, if any) or interest, if any, on the securities of that series shall be made or in which securities of that series shall be denominated and the particular provisions applicable thereto;

  •
  if the principal of (and premium, if any) and interest, if any, on the securities of that series are to be payable, at the election of McCormick or a holder thereof, in a currency or currency unit other than that in which such securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such securities are denominated or stated to be payable and the currency or currency unit in which such securities are to be so payable;

  •
  if the amount of payments or principal of (and premium, if any) or interest, if any, on the securities of the series may be determined with reference to an index based on a currency or currency unit other than that in which securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined; and

  •
  any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture).

        The Debt Securities may be issued in one or more series with the same or various maturities and will be issued only in full registered form without coupons.

        The terms of the Debt Securities do not afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving McCormick that may adversely affect holders of the Debt Securities.

Transfer and Exchange

        The Debt Securities of a series may be issued in either registered form ("Registered Securities") or global form. See "Book-Entry Securities." Registered Securities may be separated into smaller denominations or combined into larger denominations, as long as the total principal amount is not changed. (Section 3.5 of the Indenture). This is called an "exchange."

        You may transfer Registered Securities of a series and you may exchange Debt Securities of a series at the office of the Trustee. The Trustee will act as our agent for registering Registered Securities in the names of holders and transferring Debt Securities. We may designate someone else to perform this function. Whoever maintains the list of registered holders is called the "Security Registrar." The Security Registrar also will perform transfers. (Section 3.5 of the Indenture)

        You will not be required to pay a service charge to transfer or exchange Debt Securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the Security Registrar is satisfied with your proof of ownership. (Section 3.5 of the Indenture)

        If we designate additional transfer agents, we will name them in the accompanying prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If we redeem less than all of the Debt Securities of a redeemable series, we may block the transfer or exchange of Registered Securities during the period beginning 15 days before the day of the selection for redemption of such Registered Securities and ending on the day of the mailing of the relevant notice of redemption in order to freeze the list of holders to prepare the mailing. We may also decline to register transfers or exchanges of Debt Securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Debt Security being partially redeemed. (Section 3.5 of the Indenture)

        If the offered Debt Securities are redeemable, we will describe the procedures for redemption in the accompanying prospectus supplement.

        In this "Transfer and Exchange" section of this prospectus, "you" means direct holders and not indirect holders of Debt Securities.

Book-Entry Securities

        The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary") and registered in the name of the Depositary's nominee. Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

        The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

        Upon the issuance of Debt Securities by us represented by the Global Securities, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Securities to the accounts of participants. The accounts credited shall be initially designated by the underwriters or agents.

        If the Depositary is at any time unwilling or unable to continue as depositary, or if at any time there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debt Securities, we will issue Debt Securities in certificated form in exchange for the Global Securities. In addition, we may at any time determine not to have Debt Securities represented by the Global Securities, and, in such event will issue Debt Securities in certificated form in exchange for the Global Securities representing such Debt Securities. In any such instance, an owner of a beneficial interest in the Global Securities will be entitled to physical delivery in certificated form of Debt

Securities equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

Definitions

        "Attributable Debt" with respect to any sale leaseback transaction that is subject to the restrictions described under "Certain of our Covenants—Limitation On Sale and Leaseback" means the lesser of:

  •
  the total net amount of rent required to be paid during the remaining base term of the related lease or until the earliest date on which the lessee may terminate such lease upon payment of a penalty or a lump-sum termination payment (in which case the total net rent shall include such penalty or termination payment), discounted at the weighted average interest rate borne by the Outstanding Securities (as defined in the Indenture) under the Indenture, compounded semi-annually, or

  •
  the sale price of the property so leased multiplied by a fraction, the numerator of which is the remaining base term of the related lease and the denominator of which is the base term of such lease.

        "Consolidated Net Tangible Assets" means the total assets of McCormick and its consolidated subsidiaries, including the investment in (at equity) and the net amount of advances to and accounts receivable from corporations which are not consolidated subsidiaries less the following:

  •
  current liabilities of McCormick and its consolidated subsidiaries, including an amount equal to indebtedness required to be redeemed by reason of any sinking fund payment due in 12 months or less from the date as of which current liabilities are to be determined;

  •
  all other liabilities of McCormick and its consolidated subsidiaries other than Funded Debt, deferred income taxes and liabilities for employee post-retirement health plans other than pensions recognized in accordance with Statement of Financial Accounting Standards No. 106;

  •
  all depreciation and valuation reserves and all other reserves (except for reserves for contingencies which have not been allocated to any particular purpose) of McCormick and its consolidated subsidiaries;

  •
  the book amount of all segregated intangible assets of McCormick and its consolidated subsidiaries, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense less unamortized debt premium; and

  •
  appropriate adjustments on account of minority interests of other persons holding stock in subsidiaries.

        Consolidated Net Tangible Assets shall be determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Funded Debt" means any indebtedness of McCormick or a Restricted Subsidiary for borrowed money having a maturity of more than 12 months from the date such indebtedness was incurred or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from the date such indebtedness was incurred at the option of the obligor.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Property" means any manufacturing or processing plant or warehouse, together with the land upon which it is erected and any fixtures and equipment comprising a part thereof, owned by McCormick or any Restricted Subsidiary and located in the United States, the book value (net of depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing or processing plant or warehouse or any portion thereof or any such fixture or equipment (together with the land upon which it is erected and any fixtures and equipment comprising a part thereof) (i) which is financed by Industrial Development Bonds or (ii) which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Subsidiaries, taken as a whole.

        "Restricted Subsidiary" means any Subsidiary that owns, operates or leases one or more Principal Properties.

        "Subsidiary" means each corporation of which we, or we and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency that permits the holders of any other class or classes of securities to vote for the election of one or more directors.

Certain of Our Covenants

Limitations on Liens

        Except as described below under "—Exempted Indebtedness", we covenant that we will not, nor will we permit any Restricted Subsidiary to, create, assume or suffer to exist any mortgage, security interest, pledge or lien ("Lien") of or upon any Principal Property or any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by us or any Restricted Subsidiary, without providing that the Debt Securities shall be secured equally and ratably by such Lien with any and all other indebtedness or obligations thereby secured, so long as such indebtedness or obligations shall be so secured.

        This restriction does not apply to:

  •
  Liens that exist on the date of the Indenture;

  •
  Liens on property of any corporation existing at the time such corporation becomes a Subsidiary;

  •
  Liens in favor of us or any Subsidiary;

  •
  Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to contract or statute or indebtedness incurred to finance all or a part of construction of or improvements to property subject to such Liens;

  •
  Liens on property existing at the time of acquisition thereof (including acquisition through merger or consolidation), and construction and improvement liens that are entered into within 180 days from the date of such construction or improvement, provided that in the case of construction or improvement the Lien shall not apply to any property theretofore owned by us or any Restricted Subsidiary except substantially unimproved real property on which the property so constructed or the improvement is located;

  •
  mechanics' and similar Liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

  •
  Liens for taxes, assessments, or governmental charges or levies that are not delinquent or are being contested in good faith;

  •
  Liens arising from any legal proceedings that are being contested in good faith;

  •
  any Liens that (a) are incidental to the ordinary conduct of our business or the ownership of our properties and assets, (b) were not incurred in connection with the borrowing of money or the obtaining of advances or credit and (c) do not in the aggregate materially detract from the value of our property or the property of any Subsidiary or materially impair the use thereof in the operation of our business;

  •
  Liens securing industrial development or pollution control bonds; and

  •
  Liens for the sole purpose of extending, renewing or replacing (or successively extending, renewing or replacing) in whole or in part any of the foregoing. (Section 10.7 of the Indenture).

Limitation on Sale and Leaseback

        Except as described below under "—Exempted Indebtedness," we will not, nor will we permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing (as lessee) by us or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal, of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) which property has been or is to be sold or transferred by us or a Restricted Subsidiary to such Person unless either:

  •
  we or such Restricted Subsidiary would be entitled, pursuant to the fifth and eleventh clauses of the covenant described under "—Limitations on Liens" above, to incur a Lien on such property without equally and ratably securing the Debt Securities; or

  •
  the net proceeds of such sale are at least equal to the fair value of such property and we will apply an amount equal to the net proceeds of such sale to the retirement (other than any mandatory retirement or payment at maturity) of (a) securities (other than any retirement prohibited by the terms of any Securities pursuant to prohibitions on advance refundings) or (b) our or a Restricted Subsidiary's Funded Debt ranking prior to or on a parity with the Debt Securities, within 120 days of the effective date of any such arrangement. (Section 10.8 of the Indenture)

Exempted Indebtedness

        Notwithstanding the limitations on Liens and sale and leaseback transactions outlined above, we or any Restricted Subsidiary may create, assume or suffer to exist Liens or enter into sale and leaseback transactions not otherwise permitted as described above provided that at the time of such event, and after giving effect thereto, the sum of outstanding indebtedness for borrowed money of McCormick and its Restricted Subsidiaries incurred after the date of the Indenture and secured by Liens not otherwise permitted as set forth above plus the Attributable Debt in respect of such sale and leaseback transactions entered into by McCormick and its Restricted Subsidiaries after the date of the Indenture not otherwise permitted as set forth above does not exceed 15% of Consolidated Net Tangible Assets properly appearing on a consolidated balance sheet of McCormick. (Sections 1.1, 10.7(b) and 10.8(b) of the Indenture).

Merger and Consolidation

        We covenant that we will not merge, consolidate or convey, transfer or lease our properties and assets substantially as an entirety and we will not permit any Person (as defined in the Indenture) to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless, among other things:

  •
  the successor Person is McCormick or another corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia that assumes our obligations on the Debt Securities and under the Indenture,

  •
  immediately after giving effect to such transaction, McCormick or the successor Person would not be in default under the Indenture, and

  •
  if, as a result of any such consolidation or merger or such conveyance, transfer or lease, any Principal Property of McCormick would become subject to a Lien that would not be permitted by the Indenture, we or such successor Person takes such steps as are necessary effectively to secure the Debt Securities equally and ratably with (or, at our option, prior to) all indebtedness secured thereby. (Section 8.1 of the Indenture).

        Except as described above, the Indenture does not contain any provisions that would afford holders of the Debt Securities protection in the event of:

  •
  a highly leveraged or similar transaction involving us;

  •
  a change in control or a change in our management; or

  •
  a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the Debt Securities.

        In addition, subject to the limitations set forth above, we may, in the future, enter into certain transactions such as the sale of our properties and assets substantially as an entirety or a merger or consolidation with another entity that could increase the amount of our indebtedness or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our indebtedness, including the Debt Securities. We have no present intention of engaging in a highly leveraged or similar transaction involving us.

Events of Default

        An Event of Default with respect to the Debt Securities is defined in the Indenture as being:

  (i)
  default for 30 days in the payment of any installment of interest on the Debt Securities;

  (ii)
  default in the payment of any principal of the Debt Securities;

  (iii)
  default by McCormick in the performance of any other covenants or agreements in the Indenture contained therein for the benefit of the Debt Securities which shall not have been remedied for a period of 90 days after written notice of such default to McCormick by the Trustee or to McCormick and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities;

  (iv)
  certain events of bankruptcy, insolvency or reorganization of McCormick; or

  (v)
  any other Event of Default specified for a series in the applicable prospectus supplement. (Section 5.1 of the Indenture).

        The Indenture provides that if an Event of Default under clause (i), (ii) or (iii) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities may declare the principal of all the Debt Securities, together with any accrued interest, to be due and payable immediately. (Section 5.2 of the Indenture).

        If an Event of Default under clause (iv) above shall have occurred and be continuing, then the principal of all the Debt Securities, together with any accrued interest, will be due and payable immediately without any declaration or other act on the part of the Trustee or any holder of a Debt Security. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the Debt Securities. (Sections 5.2 and 5.13 of the Indenture).

        In addition, prior to the declaration of the acceleration of the maturity of the Debt Securities, past defaults may be waived by the holders of a majority in principal amount of the Debt Securities, except a default in the payment of principal of or interest on any Debt Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of the holder of each Debt Security. (Sections 5.2 and 5.13 of the Indenture).

        The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of Debt Securities issued thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such Debt Securities. (Section 6.3 of the Indenture).

        The Indenture also provides that the holders of a majority in principal amount of the Outstanding Securities of a particular series issued thereunder and affected (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series. (Section 5.12 of the Indenture).

        The Indenture contains a covenant that McCormick will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists. (Section 10.9 of the Indenture).

Satisfaction and Discharge

        The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Debt Securities, as expressly provided for in the Indenture) as to all Debt Securities when:

  •
  either:

  •
  all Debt Securities theretofore authenticated and delivered (except lost, stolen or destroyed Debt Securities that have been replaced or paid) have been delivered to the Trustee for cancellation, or

  •
  with respect to all Debt Securities not theretofore delivered to the Trustee for cancellation, McCormick has deposited or caused to be deposited with the Trustee funds or Government Obligations (as defined in the Indenture), or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Debt Securities not theretofore delivered to the Trustee for cancellation, for unpaid principal and interest to maturity;

  •
  McCormick has paid all other sums payable by it under the Indenture;

  •
  McCormick has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the Indenture have been complied with; and

  •
  if the Debt Securities are not due and payable within one year of the date of such deposit, McCormick has delivered to the Trustee an opinion of counsel to the effect that the holders of the Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred. (Article IV of the Indenture).

Covenant Defeasance

        The terms of the Debt Securities provide that McCormick need not comply with certain restrictive covenants of the Indenture (including those described under "—Certain of our Covenants" above) if:

  •
  McCormick deposits in trust with the Trustee money or Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Debt Securities when due; and

  •
  McCormick delivers to the Trustee an opinion of counsel to the effect that the holders of Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. (Section 10.11 of the Indenture).

Modification And Waiver

        Without the consent of any holder of the Debt Securities, McCormick and the Trustee may modify or amend the Indenture to clarify or to make certain other changes that would not adversely affect the legal rights of any holder. (Section 9.1 of the Indenture)

        With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of the particular series affected, McCormick and the Trustee may modify or amend the Indenture; provided, however, that no such modification or amendment may, without the consent of the holder of each Debt Security:

  •
  change the stated maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any Debt Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

  •
  reduce the percentage in principal amount of outstanding Debt Securities necessary to waive compliance with certain provisions of the Indenture or to waive certain defaults; or

  •
  modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Debt Securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debt Security. (Section 9.2 of the Indenture).

PLAN OF DISTRIBUTION

        We may sell Debt Securities to or through underwriters and also may sell Debt Securities directly to other purchasers or through agents.

        The distribution of the Debt Securities offered under the prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        In connection with the sale of Debt Securities, underwriters may receive compensation from us or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions.

        Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities offered under the prospectus may be "underwriters" as defined in the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain liabilities.

        If the applicable prospectus supplement indicates, we may authorize dealers or agents to solicit offers by certain institutions to purchase Debt Securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions.

        The institutional purchaser's obligation under the contract is subject to the condition that the purchase of the offered Debt Securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and the agents will not be responsible for the validity or performance of the contracts.

EXPERTS

        The consolidated financial statements of McCormick & Company, Incorporated and subsidiaries incorporated by reference in McCormick & Company, Incorporated's Annual Report (Form 10-K) for the year ended November 30, 2006 (including the schedule appearing therein), and management's assessment of the effectiveness of internal control over financial reporting as of November 30, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included and incorporated by reference therein, and incorporated herein by reference. Such financial statements and management's assessment are, and audited financial statements and management's assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management's assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

        Certain legal matters in connection with the Debt Securities will be passed upon for McCormick by Hogan & Hartson LLP, Washington, D.C.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our SEC filings are also available through our website at www.mccormick.com. Information on our website does not constitute a part of this prospectus.

        The SEC allows us to "incorporate by reference" into this prospectus information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the filing of this registration statement and (2) until our offering of securities has been completed:

  •
  our Annual Report on Form 10-K for the year ended November 30, 2006;

  •
  our Quarterly Reports on Form 10-Q, for the quarterly periods ended February 28, 2007, May 31, 2007 and August 31, 2007;

  •
  our Current Reports on Form 8-K, filed on December 12, 2006, December 18, 2006, January 24, 2007 (relating to the appointment of a new director), July 2, 2007, October 1, 2007, October 30, 2007 and November 16, 2007 (except for portions of such reports which were deemed to be furnished and not filed); and

  •
  the definitive proxy statement for our 2006 annual meeting of shareholders.

        You may obtain a copy of these filings at no cost, by writing to or telephoning us at the following address:

McCormick & Company, Incorporated
Attn: Office of the Treasurer
18 Loveton Circle, P.O. Box 6000
Sparks, Maryland 21152
(telephone: 410-771-7301)

        This prospectus is part of a registration statement that we have filed with the SEC and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract, agreement or other document of ours is only a summary and is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter involved. You may obtain copies of the registration statement, including exhibits, as noted in the first paragraph above

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or buy only the Debt Securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

$

McCormick & Company, Incorporated

          % Notes due 2017

PROSPECTUS SUPPLEMENT

                        , 2007

Wachovia Securities

Banc of America Securities LLC

SunTrust Robinson Humphrey